EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

HIGHSAGE VENTURES LLC
Signature:	/s/ Matthew P. O’Connor
Name/Title:	Matthew P. O’Connor, Chief Legal Officer
Date:	08/14/2026

JENNIFER STIER
Signature:	/s/ Jennifer Stier
Name/Title:	Jennifer Stier
Date:	08/14/2026